UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 29, 2019

ACTUANT CORPORATION
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03.     Amendments to Articles of Incorporation or Bylaws.

Effective October 29, 2019, the Board of Directors (the “Board”) of Actuant Corporation (the “Company”) approved and adopted amendments to the existing Bylaws of the Company (as so amended, the “Bylaws”).

The amendments revise the deadline in the Bylaws for advance notice of business and nominations for an annual meeting of shareholders to generally not earlier than the close of business 120 days prior to the one-year anniversary of the preceding year’s annual meeting and not later than the close of business 90 days prior to such one-year anniversary, though such amendments do not affect the notice period applicable to notices to be delivered with respect to the upcoming annual meeting of shareholders scheduled to be held in January 2020. In addition, the amendments revise the deadline in the Bylaws for advance notice of director nominations for a special meeting of shareholders where directors will be elected to generally not earlier than the close of business 120 days prior to such special meeting and not later than the close of business 90 days prior to such special meeting, or, if later, the tenth day following public disclosure of the special meeting.

The amendments also revise the advance notice disclosure requirements contained in the Bylaws to require the shareholder (i) proposing business or nominating directors or (ii) demanding a record date to request a special meeting to provide additional information about the shareholder’s ownership of securities in the Company (including ownership of derivative securities) and material litigation, relationships and interests in material agreements with or involving the Company. The Bylaws also require the shareholder to provide information regarding the proposed business and any related agreements between the shareholder and any other beneficial holder. Further, the Bylaws require the shareholder to provide additional information regarding any candidate the shareholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a shareholder’s notice if such nominee were a shareholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating shareholder and each nominee or his or her respective associates. Additionally, the Bylaws require any candidate for the Board, whether nominated by a shareholder or the Board, to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term. The amendments also prohibit shareholders from submitting more nominees than the number of directors up for election at the applicable meeting.

The amendments also add a forum selection provision, which provides that, unless the Company consents in writing to the selection of another forum, the Circuit Court for Waukesha County, Wisconsin or U.S. District Court for the Eastern District of Wisconsin - Milwaukee Division (the “Wisconsin Court”) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought by or on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders; (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Wisconsin Business Corporation Law or the Company’s Articles of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Additionally, the amendments include language pursuant to which shareholders are deemed to have consented to personal jurisdiction in the Wisconsin Court and to service of process on their counsel in any action initiated in violation of the forum selection provision.
The amendments also revise the number of directors required to call a special meeting of the Board to a majority of directors then in office and include certain technical, conforming, modernizing and clarifying changes to the Bylaws.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Description
3.1	Amended & Restated Bylaws of Actuant Corporation, adopted November 7, 1991, as last amended October 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2019

ACTUANT CORPORATION

/s/ Fabrizio Rasetti
Fabrizio Rasetti Executive Vice President, General Counsel and Secretary